Exhibit 10.5

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Execution Copy

Barclays Bank PLC

5 The North Colonnade

Canary Wharf, London E14 4BB

Facsimile:+44(20)77736461

Telephone: +44 (20) 777 36810

c/o Barclays Capital Inc.

as Agent for Barclays Bank PLC

745 Seventh Ave

New York, NY 10019

Telephone: +1 212 412 4000

Confirmation of Additional OTC Warrant Transaction

Date:	March 13, 2013

To:	Iconix Brand Group, Inc.
Attention: Chief Executive Officer
Telephone No.: 212-730-0030
Facsimile No.: 212-391-0127

From:	Barclays Capital Inc., acting as Agent for Barclays Bank PLC

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to set forth the terms and conditions of the Transaction entered into between Barclays Bank PLC (“Barclays”), through its agent Barclays Capital Inc. (the “Agent”), and Iconix Brand Group, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to the “Transaction” shall be deemed to be references to a “Share Option Transaction” for the purposes of the Equity Definitions and to a “Swap Transaction” for the purposes of the Swap Definitions. For purposes of the Transaction, “Warrant Style”, “Warrant Type”, “Number of Warrants” and “Warrant Entitlement” (each as defined below) shall be used herein as if such terms were referred to as “Option Style”, “Option Type”, “Number of Options” and “Option Entitlement”, respectively, in the Definitions.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

This Confirmation, together with the Agreement (as defined below), evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation, shall be subject to, and form part of, an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Agreement.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	March 13, 2013

Effective Date:	March 18, 2013, subject to cancellation of the OTC Warrant Transaction prior to 5:00 p.m. (New York City time) on such date by the Counterparty. In the event of such cancellation, any payments previously made hereunder, including the Premium, shall be returned to the person making such payment. In addition, Counterparty shall reimburse Barclays for any costs or expenses (including market losses) relating to the unwinding of its hedging activities in connection with the Transaction (including any loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position).

Warrant Style:	European

Warrant Type:	Call

Seller:	Counterparty

Buyer:	Barclays

Shares:	Shares of common stock, $0.001 par value, of Counterparty (Security Symbol: “ICON”).

Components:	The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Daily Number of Warrants and Expiration Date set forth in this Confirmation. The valuation and exercise of the

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Transaction and the payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Number of Warrants:	1,620,260, in the aggregate for the Transaction

Daily Number of Warrants:	For any Expiration Date, the unexercised Number of Warrants on such day divided by the remaining number of Expiration Dates (including such day) and rounded down to the nearest whole number, with the balance of the Number of Warrants exercised on the final Expiration Date.

Warrant Entitlement:	One (1) Share per Warrant

Strike Price:	$35.5173

Premium:	$[***]

Premium Payment Date:	The Effective Date; provided no cancellation of the Transaction has occurred prior to 5:00 p.m. (New York City time) on such date by the Counterparty.

Exchange:	NASDAQ Global Market

Related Exchange(s):	All Exchanges

Full Exchange Business Day:	A Scheduled Trading Day that has a scheduled closing time for its regular trading session at 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the Exchange and is not a Disrupted Day.

Procedures for Exercise:

In respect of any Component

Expiration Time:	11:59 p.m. (New York City time).

Expiration Dates:	The 75 consecutive Full Exchange Business Days beginning on and including June 18, 2018, each shall be the Expiration Date for a number of Warrants equal to the Daily Number of Warrants on such date and shall relate to a separate Component; provided that if not all such 75 consecutive Full Exchange Business Days have occurred as of the Final Disruption Date, the Calculation Agent shall have the right to elect, in its reasonable discretion, that the Final Disruption Date shall be the final Expiration Date (irrespective of whether such date is a

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Disrupted Day or an Expiration Date in respect of any of the Warrants) and the Settlement Price for the Final Disruption Date shall be determined by the Calculation Agent in a commercially reasonable manner. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Scheduled Trading Day otherwise, (i) the Calculation Agent may determine that such day is a Disrupted Day only in part, in which case the Calculation Agent may make adjustments to the Daily Number of Warrants for the relevant Component for which such day shall be the Expiration Date and the Daily Number of Warrants for Expiration Dates that follow such day and (ii) the Settlement Price for such Disrupted Day may be adjusted by the Calculation Agent as appropriate on the basis of the nature and duration of the relevant Market Disruption Event. Any day on which the Exchange is scheduled as of the Trade Date to close prior to its normal closing time shall be considered a Disrupted Day in whole. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring on an Expiration Date.

Final Disruption Date:	The date that immediately follows the scheduled Expiration Date for the final Component by nine Scheduled Trading Days.

Exercise Dates:	Each Expiration Date shall be an Exercise Date for a number of Warrants equal to the Daily Number of Warrants on such date.

Automatic Exercise:	Applicable; provided that Section 3.4(a) of the Equity Definitions shall apply to Cash Settlement and Net Physical Settlement; and provided further that, unless all Warrants have been previously exercised hereunder, a number of Warrants for each Expiration Date equal to the Daily Number of Warrants for such Expiration Date shall be deemed to be automatically exercised.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions shall be amended by deleting the words “at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and replacing them with the words “at any time during the regular trading session on the Exchange, without regard to after hours or

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

any other trading outside of the regular trading session hours”, by amending and replacing clause (a)(ii) thereof in its entirety with “(ii) an Exchange Disruption that the Calculation Agent determines is material”, by amending and restating clause (a)(iii) thereof in its entirety to read as follows: “(iii) an Early Closure that the Calculation Agent determines is material” and by adding the words “, or (iv) a Regulatory Disruption” after clause (a)(iii) as restated above.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	A “Regulatory Disruption” shall occur if Barclays determines in its reasonable good faith discretion and based on the advice of counsel that it is appropriate in light of legal, regulatory or self-regulatory requirements or related policies or procedures for Barclays to refrain from all or any part of the market activity in which it would otherwise engage in connection with the Transaction. Barclays will notify Counterparty promptly of any determination that a Regulatory Disruption has occurred.

Disrupted Day:	The definition of “Disrupted Day” in Section 6.4 of the Equity Definitions shall be amended by adding the following sentence after the first sentence: “A Scheduled Trading Day on which a Related Exchange fails to open during its regular trading session will not be a Disrupted Day if the Calculation Agent determines that such failure will not have a material impact on Barclays’ ability to unwind any hedging transactions related to the Transaction.”

Counterparty’s Telephone Number and Facsimile Number and Contact Details for purpose of Giving Notice:	Address: 1450 Broadway New York, NY 10018 Attention: Chief Executive Officer Facsimile: +1-212-391-0127 Telephone: +1-212-730-0030

Valuation:

In respect of any Component

Valuation Dates:	Each Exercise Date

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Settlement Terms:

In respect of any Component

Cash Settlement:	Applicable; provided that it shall be a condition of Counterparty’s right to elect Cash Settlement that Counterparty delivers to Buyer on the date of the Cash Settlement election a representation signed by Counterparty that Counterparty is not aware of, and is not in possession of, any material non-public information regarding itself or the Shares. “Material” information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold the Shares.

Settlement Currency:	USD

Settlement Price:	For each Valuation Date, the volume-weighted average price per Share (“VWAP”) calculated from 9:30 a.m. to 3:50 p.m., as observed under the heading Bloomberg “VWAP” on Bloomberg page “ICON <equity> AQR SEC” (or any successor thereto) (or if such volume-weighted average price is unavailable, the market value of one Share on such Valuation Date, as determined by the Calculation Agent); provided that if the scheduled weekday closing time of the Exchange for any Valuation Date is later than 4:00 p.m. (without regard to after hours or any other trading outside of the regular trading session hours) the VWAP shall be calculated for such Valuation Date from 9:45 a.m. until 15 minutes prior to such later closing time of the Exchange.

Cash Settlement Payment Date:	With respect to each Valuation Date, three (3) Currency Business Days after the final Valuation Date.

Settlement Method Election:	Applicable with respect to Cash Settlement or Net Physical Settlement only; provided that any election made pursuant to this Settlement Method Election provision shall be irrevocable and shall apply to every Component.

Electing Party:	Counterparty

Settlement Method Election Date:	Ten (10) Business Days prior to the Expiration Date for the Component with the earliest scheduled Expiration Date.

Default Settlement Method:	Net Physical Settlement.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Net Physical Settlement:	In the event that the Counterparty elects, or is deemed to elect, to settle the Transaction by Net Physical Settlement, subject to “Conditions to Net Physical Settlement” below, Counterparty shall deliver to Barclays on the Settlement Date a number of Shares (the “Delivered Shares”) equal to the Share Delivery Quantity, provided that in the event that the number of Shares calculated comprises any fractional Share, only whole Shares shall be delivered and an amount in cash equal to the value of such fractional share shall be payable by the Counterparty to Barclays in lieu of such fractional Share.

Share Delivery Quantity:	For each Exercise Date, a number of Shares, as calculated by the Calculation Agent, equal to the Net Physical Settlement Amount for such Exercise Date divided by the Settlement Price on the Valuation Date in respect of such Settlement Date plus an amount in cash in lieu of any fractional Shares (based on the applicable Settlement Price).

Net Physical Settlement Amount:	For any Exercise Date, an amount equal to the product of (i) the Number of Warrants being exercised on the relevant Exercise Date, (ii) the Strike Price Differential for such Exercise Date and (iii) the Warrant Entitlement.

Strike Price Differential:	For any Valuation Date, (i) if the Settlement Price is greater than the Strike Price, an amount equal to the excess of such Settlement Price over the Strike Price for such Valuation Date or (ii) if such Settlement Price is less than or equal to the Strike Price, zero.

Settlement Date:	Settlement with respect to each Exercise Date shall occur on the third (3rd) Full Exchange Business Day following the final Valuation Date, provided that Barclays shall have the right to request by prior written notice to Counterparty a Settlement Date with respect to any Exercise Date and the related Share Delivery Quantity that is three (3) Full Exchange Business Days following such Exercise Date. Such request shall not unreasonably be denied.

Other Provisions Applicable to Net Physical Settlement:	The provisions of Sections 9.1(c), 9.4 (except that “Settlement Date” shall be as defined above, unless a Settlement Disruption Event prevents delivery of such Shares on that date), 9.8, 9.9, 9.11(as modified herein), 9.12 and 10.5 of the Equity Definitions will be

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

applicable, as if “Physical Settlement” applied to the Transaction. Notwithstanding Section 9.11 of the Equity Definitions, but subject to “Conditions to Net Physical Settlement” below, the parties acknowledge that any Shares delivered to Barclays may be, upon delivery, subject to restrictions and limitations arising from Counterparty’s status as issuer of the Shares under applicable securities laws as a result of the fact that Counterparty is the issuer of the Shares, and the parties agree that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Conditions to Net Physical Settlement:	If, in connection with, or within six months following, delivery of Shares hereunder, Barclays notifies the Counterparty that Barclays has reasonably determined after advice from counsel that there is a considered risk that such Shares are subject to restrictions on transfer in the hands of Barclays pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), then Counterparty shall either (i) deliver Shares that are covered by an effective registration statement of Counterparty for immediate resale by Barclays or (ii) agree to deliver additional Shares so that the value of such Shares as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Shares that would otherwise be deliverable if such Shares were freely tradable upon receipt by Barclays.

(A) If Counterparty elects to deliver Shares as described in above clause (i), then promptly following such notification from Barclays

(a) Counterparty shall afford Barclays a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty that is customary in scope for underwritten offerings of equity securities that yields a result satisfactory to Barclays;

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

(b) Counterparty shall as soon as practicable make available to Barclays an effective registration statement for immediate resale (the “Registration Statement”) in form and content reasonably satisfactory to Barclays and Counterparty and filed pursuant to Rule 415 under the Securities Act, and such prospectuses as Barclays may reasonably request to comply with the applicable prospectus delivery requirements (the “Prospectus”) for the resale by Barclays of such number of Shares as Barclays shall reasonably specify in accordance with this paragraph, such Registration Statement to be effective and Prospectus to be current until the earliest of the date on which (1) all Delivered Shares have been sold by Barclays, (2) Barclays has advised Counterparty that it no longer requires that such Registration Statement be effective, (3) all remaining Delivered Shares could be sold by Barclays without registration pursuant to Rule 144 promulgated under the Securities Act (the “Registration Period”) or (4) Counterparty has provided a legal opinion in form and substance reasonably satisfactory to Barclays (with customary assumptions and exceptions) that the Shares issuable upon exercise of these Warrants will be freely tradable under the Securities Act upon delivery to Barclays and not subject to any legend restricting transferability. It is understood that the Registration Statement and Prospectus will cover a number of Shares equal to the aggregate number of Shares (if any) reasonably estimated by Barclays to be potentially deliverable by Counterparty in connection with Net Physical Settlement hereunder (not to exceed the Maximum Deliverable Share Amount) and shall be subject to the same suspension of sales during “blackout dates” as provided in the following paragraph; and

(c) Counterparty will enter into a registration rights agreement with Barclays in form and substance reasonably acceptable to Barclays and Counterparty, which agreement will contain among other things, customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

registration rights agreement (the “Registration Rights Agreement”) entered into by Counterparty on or about the date hereof, provide for delivery of comfort letters and opinions of counsel and other rights relating to the registration of a number of Shares equal to the number of Delivered Shares and other Shares deliverable hereunder up to the Maximum Deliverable Share Amount.

(B) If Counterparty elects to deliver Shares as described in above clause (ii), then promptly following such notification from Barclays

(a) Counterparty shall afford Barclays and any potential institutional purchaser of any Shares identified by Barclays a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty that is customary in scope for private placements of equity securities subject to execution of any customary confidentiality agreements;

(b) Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Barclays on commercially reasonable mutually acceptable terms in connection with the private placement of such Shares by Counterparty to Barclays or an affiliate and the private resale of such shares by Barclays or such affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Barclays and Counterparty, which Private Placement Agreement shall include provisions relating to the indemnification of, and contribution in connection with the liability of, Barclays and its affiliates, shall provide for the payment by Counterparty of all expenses in connection with such resale, including all reasonable and documented fees and expenses of counsel for Barclays, shall contain representations, warranties and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use reasonable best efforts

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

to provide for the delivery of accountants’ “comfort letters” to Barclays or such affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares;

(c) Barclays shall sell the Delivered Shares in a commercially reasonable manner until the amount received by Barclays for the sale of the Shares (the “Proceeds Amount”) is equal to the Net Physical Settlement Amount. Any remaining Delivered Shares shall be returned to Counterparty. If the Proceeds Amount is less than the Net Physical Settlement Amount, Counterparty shall promptly deliver upon notice from Barclays additional Shares to Barclays until the U.S. dollar amount from the sale of such Shares by Barclays equals the difference between the Net Physical Settlement Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to Barclays a number of Shares greater than the Maximum Deliverable Share Amount.

(C) Notwithstanding the foregoing: (I) if Counterparty has elected to deliver Shares as described in clause (i) above and either (a) Counterparty does not provide for the sale of the Shares under the Registration Statement as provided in the Registration Rights Agreement or (b) some Shares cannot be registered under the Registration Statement due to Rule 415(a)(4) under the Securities Act, then the provisions of sub-paragraph (B) shall apply to the extent Counterparty has not satisfied its obligations hereunder by the delivery of Shares pursuant to sub-paragraph (A). (II) If sub-paragraph (B) is applicable and Counterparty fails to satisfy its obligations under such sub-paragraph (B), then Counterparty may deliver unregistered Shares of equivalent value to the Net Physical Settlement Amount (or, if applicable, the unsatisfied portion thereof). The value of any unregistered Shares so delivered shall be discounted to reflect an appropriate liquidity discount (determined by Barclays in a commercially reasonable manner, taking into account Barclays’ policies and determinations with respect to any transfer restrictions that Barclays deems it

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

advisable to observe in connection with sales of such Shares). (III) If some or all of the Delivered Shares cannot be used to close out stock loans in the shares of Counterparty entered into to establish or maintain short positions by Barclays in connection with the Transaction without a prospectus being required by applicable law to be delivered to such lender, then the value of any such Delivered Shares shall reflect the cost (determined by the Calculation Agent in good faith and in a commercially reasonable manner and taking into account the policies and determinations of Barclays with respect to compliance with applicable legal and regulatory requirements) to Barclays of trading Shares in order to close out its hedge position if any, in all cases for purposes of calculating the Delivered Shares. In no event shall Counterparty be required to top up the delivery in cash.

Limitations on Net Physical Settlement by Counterparty:	Notwithstanding anything herein or in the Agreement to the contrary, the number of Shares that may be delivered at settlement of all Components by Counterparty shall not exceed 2,430,390 Shares at any time (the “Maximum Deliverable Share Amount”), as adjusted by Calculation Agent to account for any subdivision, stock-split, stock combination, reclassification or similar dilutive or anti-dilutive event with respect to the Shares resulting from corporate action of the Issuer.

Counterparty represents and warrants that the number of Available Shares as of the Trade Date is greater than the Maximum Deliverable Share Amount. Counterparty covenants and agrees that (i) Counterparty shall not take any action of corporate governance or otherwise to reduce the number of Available Shares below the Maximum Deliverable Share and (ii) Counterparty shall use its reasonable efforts to cause the number of Available Shares at all times to be greater than the Maximum Deliverable Share Amount.

For this purpose, “Available Shares” means the number of Shares Counterparty currently has authorized (but not issued and outstanding) less the maximum number of Shares that may be required to be issued by Counterparty in connection with stock options, convertibles, and other commitments of Counterparty that may require the issuance or delivery of Shares in connection therewith.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Representations for Cash Settlement and Net Physical Settlement:

If Counterparty elects to settle the Transaction by Cash Settlement or Net Physical Settlement, Counterparty represents and agrees that:

(i) During the period from and including the first Expiration Date to and including the final Expiration Date (the “Settlement Period”), the Shares or securities that are convertible into, or exchangeable or exercisable for Shares shall not be, subject to a “restricted period,” as such term is defined in Regulation M (“Regulation M”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) Counterparty is not, on the date of the Cash Settlement or Net Physical Settlement election, and will not be, on any day during the Settlement Period, engaged in a distribution, as such term is used in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M; and

(ii) during the Settlement Period, without the prior written consent of Barclays, the Counterparty shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares; provided, that such restrictions will not apply to the following: (A) purchases of Shares directly effected by the Issuer in privately negotiated off-market transactions that are not “Rule 10b-18 Purchases” as defined in Rule 10b-18, (B) purchases of Shares from holders of performance shares or units or restricted shares or units to satisfy tax withholding requirements in connection with vesting; (C) the conversion or exchange by holders of any convertible or exchangeable securities of the Issuer issued prior to the Trade Date pursuant to the terms of such securities; or (D) purchases of Shares effected by or for an Issuer plan by an agent independent of the Issuer that satisfy the requirements of Rule 10b-18(a)(13)(ii) under the Exchange Act.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Dividends:

Extraordinary Dividends:	Any and all dividends declared by the Issuer on the Shares for which the ex-dividend date occurs during the period from, and including, the Trade Date to, and including, the date on which the obligations of Counterparty under the Transaction have been satisfied in full.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; provided that the Equity Definitions shall be amended by replacing the words “diluting or concentrative” in Sections 11.2(a), 11.2(c) (in two instances) and 11.2(e)(vii) with the word “material” and by adding the words “or the Transaction” after the words “theoretical value of the relevant Shares” in Section 11.2(a), 11.2(c) and 11.2(e)(vii); provided, further that adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares.

Extraordinary Events:

New Shares:	Section 12.1(i) of the Equity Definitions is hereby amended by deleting the text in clause (i) in its entirety and replacing it with the phrase “publicly quoted, traded or listed on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors)”.

Share-for-Share:	The definition of “Share-for-Share” set forth in Section 12.1(f) of the Equity Definitions is hereby amended by the deletion of the parenthetical in clause (i) thereof.

Consequences of Merger Events:

Merger Event:

Applicable; provided that if an event occurs that constitutes both a Merger Event under Section 12.1(b) of the Equity Definitions and Additional Termination Event as defined below in this Confirmation, Barclays may elect, in its commercially reasonable judgment, whether the provisions of Section 12.2 of the Equity Definitions or the provisions regarding Additional Termination Events below will apply.

(a) Share-for-Share: Modified Calculation Agent Adjustment

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

(b) Share-for-Other: Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined: Cancellation and Payment (Calculation Agent Determination); provided that Barclays may elect Component Adjustment.

Consequences of Tender Offers:

Tender Offer:

Applicable; provided that if an event occurs that constitutes both a Tender Offer under Section 12.1(d) of the Equity Definitions and Additional Termination Event as described below in this Confirmation, then (i) if such event does not result in Cancellation and Payment under Section 12.3 of the Equity Definitions, then Barclays may elect, in its commercially reasonable judgment, whether the provisions of Section 12.3 of the Equity Definitions or the provisions regarding Additional Termination Events below will apply, and (ii) otherwise, the provisions regarding Additional Termination Events below will apply.

(a) Share-for-Share: Modified Calculation Agent Adjustment

(b) Share-for-Other: Modified Calculation Agent Adjustment

(c) Share-for-Combined: Modified Calculation Agent Adjustment

Modified Calculation Agent Adjustment:	For greater certainty, the definition of “Modified Calculation Agent Adjustment” of the Equity Definitions shall be amended (i) in Section 12.2(e) of the Equity Definitions by adding the following italicized language after the stipulated parenthetical provision: “(including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) from the Announcement Date or the Determination Date, as applicable, to the Merger Date.”, (ii) in Section 12.3(d) of the Equity Definitions by adding the following italicized language after the stipulated parenthetical provision: “(including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Shares or to the Transaction) from the Announcement Date or the Determination Date, as applicable, to the Tender Offer Date.”, and (iii) in both Section 12.2(e) and Section 12.3(d) of the Equity Definitions by deleting the phrase “expected dividends,” from such stipulated parenthetical provisions.

Announcement Date:	The definition of “Announcement Date” in Section 12.1 of the Equity Definitions shall be amended by (i) replacing the word “leads to the” in the third and the fifth lines thereof with the words “, if completed, would lead to a”, and (ii) replacing the words “voting shares” in the fifth line thereof with the word “Shares”.

Announcement Event:	If an Announcement Event has occurred, the Calculation Agent shall have the right to determine the economic effect of the Announcement Event on the theoretical value of the Transaction (including without limitation any change in volatility, stock loan rate or liquidity relevant to the Shares or to the Transaction) (i) at a time that it deems appropriate, from the Announcement Date to the date of such determination (the “Determination Date”), and (ii) on the Valuation Date or on a date on which a payment amount is determined pursuant to Sections 12.7 or 12.8 of the Equity Definitions, from the Announcement Date or the Determination Date, as applicable, to the Valuation Date or the date on which a payment amount is determined pursuant to Sections 12.7 or 12.8 of the Equity Definitions. If any such economic effect is material, the Calculation Agent will adjust the terms of the Transaction to reflect such economic effect. “Announcement Event” shall mean the occurrence of an Announcement Date of a Merger Event or Tender Offer or potential Merger Event or potential Tender Offer.

Settlement of Cancellation and Payment:	With respect to any Extraordinary Events hereunder, upon the occurrence of Cancellation and Payment in whole or in part, the parties agree that the amount to be paid, in accordance with the Equity Definitions, shall constitute a Transaction Early Termination Amount, subject to satisfaction by the payment or delivery of Shares or cash as set forth in the Early Termination section below.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that, in addition to the

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Determining Party:	Barclays, acting in good faith and in a commercially reasonable manner

Additional Disruption Events:

Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) by replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position”.

The parties agree that, for the avoidance of doubt, for purposes of Section 12.9(a)(ii) of the Equity Definitions, “any applicable law or regulation” shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any rules and regulations promulgated thereunder and any similar law or regulation, and the consequences specified in Section 12.9(b)(i) of the Equity Definitions shall apply to any Change in Law arising from such act, rule or regulation.

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

Hedging Disruption:

Applicable; provided that:

(i) Section 12.9(a)(v) of the Equity Definitions is hereby modified by inserting the following two phrases at the end of such Section:

“For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging:	Not Applicable

Loss of Stock Borrow:	Applicable. Section 12.9(b)(iv) of the Equity Definitions is hereby amended by deleting the text from and including “(A)” to and including “(B)” and by deleting the words “in each case”.

Maximum Stock Loan Rate:	2.00%

Increased Cost of Stock Borrow:	Applicable; provided that it shall be a condition to Counterparty’s right to make the election described in clause (C) of Section 12.9(b)(v) of the Equity Definitions that on the date of such election, none of Counterparty, its directors, executive officers, or any person controlling, or exercising influence over, its decision to make such election is in possession of any material non-public information with respect to Counterparty or the Shares; and provided further that, if Counterparty timely makes the election described in clause (A) or (B) of Section 12.9(b)(v) of the Equity Definitions, Counterparty shall thereafter remain entitled, subject to the foregoing condition, to terminate the Transaction pursuant to Section 12.9(b)(v)(C) of the Equity Definitions upon ten Scheduled Trading Days’ notice to Barclays. Section 12.9(b)(v) of the Equity Definitions is hereby amended by deleting the text from and including “(X)” to and including “(Y)”.

Initial Stock Loan Rate:	0.25%

Hedging Party:	Barclays or an affiliate of Barclays that is involved in the hedging of the Transaction for all applicable Additional Disruption Events

Determining Party:	Barclays for all applicable Extraordinary Events

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Additional Acknowledgments:	Applicable

Other Provisions:

Additional Agreements:	If Counterparty would be obligated to pay cash to Barclays pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph) to elect to deliver Shares in satisfaction of such payment obligation, then Counterparty may elect to deliver to Barclays a number of Shares (whether registered or unregistered) having a cash value equal to the amount of such payment obligation. Such number of Shares to be delivered shall be the number of Shares, determined by the Calculation Agent, sufficient for Barclays to realize the cash equivalent of such payment obligation from proceeds of the sale of such number of Shares over a reasonable period of time taking into account any applicable discount (determined in a commercially reasonable manner) to reflect any restrictions on transfer as well as the market value of the Shares). Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time. The number of Shares delivered pursuant to this paragraph shall not exceed the Maximum Deliverable Share Amount and shall be subject to the provisions under “Early Termination” hereof regarding Proceeds Amount and the provisions set forth in subsection (c) under “Additional Agreements, Representations and Covenants of Counterparty, Etc.” below.

Early Termination:	Notwithstanding any provision to the contrary, upon the designation of an Early Termination Date or the occurrence of Cancellation and Payment in whole or in part hereunder, Counterparty’s payment obligation in respect of the Transaction (which shall, in the case of an Early Termination Date, be determined in accordance with Second Method and Loss (which shall be determined using commercially reasonable procedures in order to produce a commercially reasonable result)) (the “Transaction Early Termination Amount”) may, at the option of Counterparty, be satisfied by the delivery of a number of Shares equal to the Transaction Early Termination Amount divided by the Termination Price (“Early Termination Stock Settlement”); provided,

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

however, that Counterparty must notify Barclays of its election of Early Termination Stock Settlement by the close of business on the day that is two Exchange Business Days following the day that the notice designating the Early Termination Date, or notice that an Extraordinary Event has resulted in the cancellation or termination of the Transaction in whole or in part, is effective. “Termination Price” means the market value per Share on the Early Termination Date, as determined by the Calculation Agent in a commercially reasonable manner taking into account any applicable discount to reflect any restrictions on transfer.

A number of Shares calculated as being due in respect of any Early Termination Stock Settlement will be deliverable on the third Clearance System Business Day following the date that notice specifying the number of Shares deliverable is effective; provided that, if Counterparty is delivering Shares as a result of a Merger Event, the Settlement Date for such delivery will be immediately prior to the effective time of the Merger Event and the Shares will be deemed delivered at such time such that Barclays will be a holder of the Shares prior to such effective time. Section 6(d)(i) of the Agreement is hereby amended by adding the following words after the word “paid” in the fifth line thereof: “or any delivery is to be made, as applicable.”

On or prior to the Early Termination Date or date on which notice that an Extraordinary Event has resulted in the cancellation or termination of the Transaction in whole or in part is effective, as applicable, if Early Termination Stock Settlement is elected and if reasonably requested by Barclays upon advice of counsel, Counterparty shall (subject to its right to make the election described in the immediately succeeding paragraph) enter into a registration rights agreement with Barclays in form and substance reasonably acceptable to Barclays and Counterparty which agreement will contain among other things, customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the Registration Rights Agreement and shall satisfy the conditions contained therein and Counterparty shall file and diligently pursue to effectiveness a Registration

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Statement pursuant to Rule 415 under the Securities Act. If and when such Registration Statement shall have been declared effective by the Securities and Exchange Commission, Counterparty shall have made available to Barclays such Prospectuses as Barclays may reasonably request to comply with the applicable prospectus delivery requirements for the resale by Barclays of such number of Shares as Barclays shall specify (or, if greater, the number of Shares that Counterparty shall specify). Such Registration Statement shall be effective and Prospectus shall be current until the earliest of the date on which (i) all Shares delivered by Counterparty in connection with an Early Termination Date have been sold, (ii) Barclays has advised Counterparty that it no longer requires that such Registration Statement be effective or (iii) all remaining Shares could be sold by Barclays without registration pursuant to Rule 144 promulgated under the Securities Act (the “Termination Registration Period”). It is understood that the Registration Statement and Prospectus will cover a number of Shares equal to the aggregate number of Shares reasonably estimated by Barclays to be potentially deliverable by Counterparty in connection with Early Termination Stock Settlement hereunder, but in no event exceeding the Maximum Deliverable Share Amount. On each day during the Termination Registration Period, Counterparty shall represent that each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, they do not contain any untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

If Counterparty elects not to deliver Shares subject to an effective Registration Statement (or if some or all of the Shares delivered cannot be used to close out stock loans in the shares of Counterparty entered into to establish or maintain short positions by Barclays in connection with the Transaction without a prospectus being required by applicable law to be delivered to such lender), the provisions of sub-paragraphs (B) and (C) set forth above under “Conditions to Net Physical Settlement” shall

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

apply, mutatis mutandis, as if the Net Physical Settlement Amount were the Transaction Early Termination Amount. In no event shall Counterparty be required to deliver to Barclays a number of Shares greater than the Maximum Deliverable Share Amount.

Compliance With Securities Laws:	Counterparty represents and agrees that it has complied, and will comply, in connection with the Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rule 10b-5 and 13e and Regulation M under the Exchange Act.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, each party represents and warrants to the other party that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Counterparty further represents and warrants that:

(a) Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(b) Counterparty represents and acknowledges that as of the date hereof and without limiting the generality of Section 13.1 of the Equity Definitions, Barclays is not making any representations or warranties with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project;

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

(c) Counterparty is not, and after giving effect to the Transaction contemplated hereby, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(d) As of the Trade Date and each date on which a payment or delivery is made by Counterparty hereunder, (i) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities; (ii) the capital of Counterparty is adequate to conduct its business; and (iii) Counterparty has the ability to pay its debts and other obligations as such obligations mature and does not intend to, or believe that it will, incur debt or other obligations beyond its ability to pay as such obligations mature.

Account Details:	Account for payments to Counterparty:

To be advised.

Account for payments to Barclays:

Bank: Barclays Bank plc NY

ABA# 026 00 2574

BIC: BARCUS33 Acct: 50038524 Beneficiary: BARCGB33 Ref: Barclays Bank plc London Equity Derivatives

Account for delivery of Shares to Barclays:

To be advised.

Agreement Regarding Shares:	Counterparty agrees that, in respect of any Shares delivered to Barclays, such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and non-assessable and subject to no adverse claims of any other party. The issuance of such Shares does not and will not require the consent, approval, authorization, registration or qualification of any government authority, except such as shall have been obtained on or before the delivery date of any Shares or as may be required in connection with any Registration Statement filed with respect to any Shares.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Bankruptcy Rights:	In the event of Counterparty’s bankruptcy, Barclays’ rights in connection with the Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that Barclays’ rights with respect to any other claim arising from the Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Netting and Set-Off:	Obligations under the Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, the Transaction any other agreement, applicable law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under the Transaction, whether arising under the Agreement, the Transaction any other agreement, applicable law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment provided that both parties agree that subparagraph (ii) of Section 2(c) of the Agreement shall apply to the Transaction.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Right to Extend:	Barclays may postpone any potential Expiration Date or postpone or extend any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the Option Cash Settlement Amount or Net Physical Settlement Amount (as applicable) for such Expiration Date), if Barclays determines, in its reasonable discretion, that such postponement or extension is reasonably necessary or appropriate (i) to preserve Barclays’ or its affiliate’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the cash market or stock loan market (provided that any extension or postponement resulting from such circumstances or conditions contemplated by this clause (i) shall not result in the final Exercise Date for the Transaction occurring more than seventy-five (75) Scheduled Trading Days following the final Exercise Date contemplated hereunder), or (ii) to enable Barclays or its affiliate to effect purchases or sale of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Barclays or its affiliate were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Barclays and/or such affiliate.

Transfer:	Neither party may transfer its rights or delegate its obligations under the Transaction without the prior written consent of the other party, except that Barclays, after payment in full of the Premium, may assign its rights and delegate its obligations hereunder, in whole or in part, to any other person (an “Assignee”) without the prior consent of the Counterparty, effective (the “Transfer Effective Date”) upon delivery to Counterparty of an executed acceptance and assumption by the Assignee (an “Assumption”) of the transferred obligations of Barclays under the Transaction (the “Transferred Obligations”).

Beneficial Ownership:	Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Barclays be entitled to receive, or shall be deemed to receive, any Shares in connection with this Transaction if, immediately upon giving effect to such receipt of such

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Shares, (i) Barclays’ Beneficial Ownership would be equal to or greater than 9.0% of the outstanding Shares or (ii) Barclays, Barclays Group (as defined below) or any person whose ownership position would be aggregated with that of Barclays or Barclays Group (Barclays, Barclays Group or any such person, a “Barclays Person”) under Section 203 of the Delaware General Corporation Law (the “DGCL Takeover Statute”) or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Barclays Person under Applicable Laws (including, without limitation, “interested stockholder” or “acquiring person” status under the DGCL Takeover Statute) and with respect to which such requirements have not been met or the relevant approval has not been received, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (each of clause (i) and (ii) above, an “Ownership Limitation”). If any delivery owed to Barclays hereunder is not made, in whole or in part, as a result of an Ownership Limitation, Barclays’ right to receive such delivery shall not be extinguished and Issuer shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Barclays gives notice to Issuer that such delivery would not result in any of such Ownership Limitations being breached.

“Barclays’ Beneficial Ownership” means the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder (collectively, “Section 13”)) of Shares, without duplication, by Barclays, together with any of its affiliates or other person subject to aggregation with Barclays under Section 13 for purposes of “beneficial ownership”, or by any “group” (within the meaning of Section 13) of which Barclays is or may be deemed to be a part (Barclays and any such affiliates, persons and groups, collectively, “Barclays Group”) (or, to the

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such number).

Notwithstanding anything in the Agreement or this Confirmation to the contrary, Barclays shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Shares that Barclays (or such affiliate) is not entitled to receive at any time pursuant to this paragraph, until such time as such Shares are delivered pursuant to this paragraph.

Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Barclays to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Barclays may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Barclays’ obligations in respect of the Transaction and any such designee may assume such obligations. Barclays shall be discharged of its obligations to Counterparty solely to the extent of any such performance, and not otherwise.

Repurchase Notices:	Counterparty shall, on any day on which Counterparty effects any repurchase of Shares (other than any repurchase of Shares by Counterparty effected on March 13, 2013 through Barclays or an Affiliate of Barclays), promptly give Barclays a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the Warrant Equity Percentage as determined on such day is (i) equal to or greater than 9% or (ii) greater by 0.5% than the Warrant Equity Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Warrant Equity Percentage as of the Trade Date). The “Warrant Equity Percentage” as of any day is the fraction (A) the numerator of which is the product of (x) the sum of the Number of Warrants in the aggregate and the number of Warrants in the aggregate underlying any other OTC warrant transaction referencing the Shares between Barclays and Counterparty and (y) the Option Entitlement in respect of the Transaction and (B) the

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

denominator of which is the number of Shares outstanding on such day. Counterparty agrees to indemnify and hold harmless Barclays and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to Barclays’ hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide Barclays with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person in respect of the foregoing, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction. Notwithstanding anything in this paragraph, Counterparty will not be liable to an Indemnified Person under this provision, whether by indemnity or contribution, to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from that Indemnified Person’s gross negligence or willful misconduct.

Regulation:	Barclays is regulated by the Financial Services Authority. Barclays Bank PLC is not a member of the Securities Investor Protection Corporation (“SIPC”).

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

(a)	Counterparty hereby represents and warrants to Barclays as of and on the Trade Date, that:

(1)	it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares on the Trade Date except pursuant to transactions or arrangements which have been approved by Barclays or an affiliate of Barclays;

(2)

(A) as of the Trade Date, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares shall not be, subject to a “restricted period,” as such term is defined in Regulation M and (B) it will not on the Trade Date engage in, or be engaged in, any “distribution,” as such term is defined in

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Regulation M promulgated under the Exchange Act, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M (it being understood that Counterparty makes no representation pursuant to this clause in respect of any action or inaction taken by Barclays or any initial purchaser of the Convertible Notes);

(3)	each of Counterparty’s filings under the Securities Act, the Exchange Act, or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, such filings when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings) do not contain any misstatement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and

(4)	Counterparty is not entering into the Transaction for the purpose of (i) creating actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or (ii) raising or depressing or otherwise manipulating the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act.

(b)	No collateral shall be required by either party for any reason in connection with the Transaction.

(c)	The representations and warranties of Counterparty set forth in Section 1 of the Purchase Agreement dated as of March 12, 2013 between Counterparty and Barclays Capital Inc. (the “Purchase Agreement”) relating to the issuance of USD 350,000,000 principal amount of 1.50% convertible senior subordinated notes due 2018 and the additional USD 50,000,000 principal amount of 1.50% convertible senior subordinated notes due 2018 issued pursuant to the over-allotment option exercised by the Initial Purchaser on the date hereof pursuant to Section 2(b) of the Purchase Agreement (together, the “Convertible Notes”), are true and correct and are hereby deemed to be repeated to Barclays as if set forth herein.

(d)	Counterparty hereby represents and warrants to Barclays that it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (B) has total assets of at least $50 million.

Role of Agent:

Each of Barclays and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Barclays under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Barclays and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Barclays or the Agent, and Counterparty has not given, and neither Barclays nor the Agent is relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Counterparty, in each case other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary for purposes of this paragraph. Counterparty acknowledges that the Agent is an affiliate of Barclays. Barclays will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

ISDA Master Agreement:

With respect to the Agreement, Barclays and Counterparty each agree as follows:

“Specified Entity” means in relation to Barclays and in relation to Counterparty for purposes of the Transaction: Not applicable.

The definition of “Specified Transaction” in Section 14 of the Agreement is hereby amended by adding the text “commodity transaction, credit derivative transaction or futures transaction” after the words “foreign exchange transaction” in the sixth line thereof. “Specified Transaction” shall exclude any default under a Specified Transaction if caused solely by the general unavailability of the currency in which payments under such Specified Transaction are denominated due to exchange controls or other governmental action.

The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will not apply to Barclays and will not apply to Counterparty.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to Barclays and will not apply to Counterparty.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Additional Termination Event.

Without limiting the generality of the definition of any Extraordinary Event hereunder, the occurrence of any of the following shall constitute an Additional Termination Event with respect to which the Transaction shall be the sole Affected Transaction and Issuer shall be the sole Affected Party; provided that with respect to any Additional Termination Event, Barclays may choose to treat part of the Transaction as the sole Affected Transaction (and in the case of the Additional Termination Event referred to in clause (i) below, Barclays shall treat only the relevant portion of the Transaction referred to in clause (i) as the Affected Transaction), and, upon the termination of the Affected Transaction, a Transaction with terms identical to those set forth herein except with a Number of Warrants equal to the unaffected number of Warrants shall be treated for all purposes as the Transaction, which shall remain in full force and effect:

(i) within the period commencing on the Trade Date and ending on the first anniversary of the Premium Payment Date, Buyer reasonably determines that it is advisable to terminate a portion of the Transaction so that Buyer’s related hedging activities will comply with applicable securities laws, rules or regulations;

(ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Issuer and its subsidiaries taken as a whole to another person other than to one or more of the Issuer’s wholly-owned subsidiaries;

(iii) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Issuer (measured by voting power rather than the number of Shares), except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition;

(v) the first day on which a majority of the members of the board of directors of the Issuer are not continuing directors; or

(vi) the Issuer consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the voting stock of the Issuer is converted into or exchanged for cash, securities or other property; provided, however that a transaction as a result of which the holders of the voting stock of the Issuer immediately prior to such transaction will own, directly or indirectly, more than 50% of all voting stock of the continuing or surviving corporation or limited liability company or transferee or a direct or indirect parent thereof immediately after such transaction shall not constitute an Additional Termination Event.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Notwithstanding anything to the contrary set forth herein, an event described in clauses (ii) through (v) above will not constitute an Additional Termination Event if 90% of the consideration for the Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions otherwise constituting an Additional Termination Event consists of shares of common stock or American Depositary Shares representing shares of common stock, traded on a U.S. national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with such event; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization of its equity securities of at least three times the market capitalization of the Issuer before giving effect to the consolidation or merger.

For purposes of the foregoing, “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act. The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act. The term “continuing director” means, as of any date of determination, any member of the board of directors of the Issuer who (i) was a member of such board of directors on the date hereof or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election. The term “voting stock” of a person means all shares of capital stock of such person entitled to vote in elections of the board of directors, managers or trustees of such person.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Barclays or to Counterparty.

Payments on Early Termination. For the purpose of Section 6(e) of the Agreement: (i) Loss (which shall be determined using commercially reasonable procedures in order to produce a commercially reasonable result) shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations.

(I)

Payer Representations. For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Sections

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

4(a)(i) and 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position. For purposes of this representation, “any Tax from any payment” shall not include any tax imposed by sections 1471 through 1474 of the United States Internal Revenue Code (the “Code”).

(II)	Payee Representations. For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)	Barclays makes the following representations to Counterparty:

(A)	Each payment received or to be received by it in connection with this Agreement is effectively connected with its conduct of a trade or business within the United States; and

(B)	It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of United States Treasury Regulations) for United States federal income tax purposes

(ii)	Counterparty represents that it is a corporation incorporated in Delaware.

Delivery Requirements. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

(a)	Tax forms, documents or certificates to be delivered are:

Barclays agrees to complete (accurately and in a manner reasonably satisfactory to Counterparty), execute, and deliver to Counterparty, United States Internal Revenue Service Form W-8ECI and all required attachments, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such Form previously provided by Barclays has become obsolete or incorrect.

Counterparty agrees to complete (accurately and in a manner reasonably satisfactory to Barclays), execute, and deliver to Barclays, United States Internal Revenue Service Form W-9, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by Barclays; and (iii) promptly upon learning that any such form(s) previously provided by Counterparty has become obsolete or incorrect.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

(b)	Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before the Effective Date	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation and such other certificate or certificates as Barclays shall reasonably request	Upon or before the Effective Date	Yes

Addresses for Notices:

Address for notices or communications to Barclays for all purposes:

Barclays Capital Inc.

745 Seventh Ave.

New York, NY 10019

Attention: General Counsel

Telephone: (+1) 212-412-4000

Facsimile: (+1) 212-412-7519

with a copy to:

Barclays Capital Inc.

745 Seventh Ave.

New York, NY 10019

Attn:              Paul Robinson

Telephone:    (+1) 212-526-0111

Facsimile:     (+1) 917-522-0458

and

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Barclays Bank PLC,

5 The North Colonnade

Canary Wharf, London E14 4BB

Facsimile: 44(20) 777 36461

Phone: 44(20) 777 36810

Address for notices or communications to Counterparty for all purposes:

Address:	1450 Broadway
New York, NY 10018

Attention:	Chief Executive Officer
Facsimile No.:	212-391-0127
Telephone No.:	212-730-0030

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of the Agreement, a second copy of any such notice or communication shall be addressed to the attention of Counterparty’ General Counsel as follows:

Address:	1450 Broadway
New York, NY 10018

Attention:	General Counsel
Facsimile No.:	212-391-0127
Telephone No.:	212-819-2089

Process Agent: For the purpose of Section 13(c) of the Agreement: Barclays appoints as its Process Agent:

Barclays Capital Inc.

745 Seventh Ave.

New York, NY 10019

Attn: General Counsel

Counterparty does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither Barclays nor Counterparty is a Multibranch Party.

Calculation Agent. “Calculation Agent” means Barclays; provided that all calculations and determinations to be made hereunder or in connection herewith by the Calculation Agent shall be made in good faith and in a commercially reasonable manner.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Credit Support Document.

With respect to Barclays: Not Applicable

With respect to Counterparty: Not Applicable

Credit Support Provider.

With respect to Barclays: Not Applicable.

With respect to Counterparty: Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TRANSACTION. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTION, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to the Transaction.

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Section 3(a)(vi), as follows:

“Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(34) of the CEA, and it has entered into this Confirmation and the Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.”

Acknowledgements:

(a)	The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to the Transaction, except as set forth in this Confirmation.

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

(b)	The parties hereto intend for:

(i)	Barclays to be a “financial institution” as defined in Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and the Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, qualifying for the protections of, among other sections, Sections 362(b)(6), 362 (b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code;

(ii)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(iii)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

(c)	The parties acknowledge and agree that in the event of an Early Termination Date as a result of an Event of Default that is within Counterparty’s control, the amount payable under the Agreement will be a cash amount calculated as described therein and that any delivery specified in the Transaction will no longer be required.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 of the Agreement is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to the Transactions.”

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that Barclays has authorized Counterparty to disclose the Transaction and any related hedging transaction between the parties

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

if and to the extent that Counterparty reasonably determines (after consultation with Barclays, to the extent permissible and practicable) that such disclosure is required by law or by the rules of the New York Stock Exchange or any securities exchange. Notwithstanding the foregoing, effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Illegality. The parties agree that for the avoidance of doubt, for purposes of Section 5(b)(i) of the Agreement, “any applicable law” shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any rules and regulations promulgated thereunder and any similar law or regulation, without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and the consequences specified in the Agreement, including without limitation, the consequences specified in Section 6 of the Agreement, shall apply to any Illegality arising from any such act, rule or regulation.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Indemnifiable Tax. For purposes of this Agreement, “Indemnifiable Tax” shall not include any Tax imposed pursuant to sections 1471 through 1474 of the Code.

Counterparts. This Confirmation may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

[Signatures follow on separate page]

PURSUANT TO 17 CFR 240.24b-2, CONFIDENTIAL INFORMATION (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

BARCLAYS CAPITAL INC., acting solely as Agent in connection with the Transaction on behalf of Barclays Bank PLC

By:	/s/ Bryan C. Spencer
	Name:	Bryan C. Spencer
	Title:	Authorized Signatory

Confirmed as of the date first above written:

ICONIX BRAND GROUP, INC.

By:	/s/ Neil Cole
	Name:	Neil Cole
	Title:	Chairman, President and CEO